UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event reported):
June 6, 2022

Grocery Outlet Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5650 Hollis Street, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)
(510) 845-1999
(Registrant's telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Grocery Outlet Holding Corp., a Delaware corporation (the "Company"), in connection with the matters described herein.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 6, 2022, the stockholders of the Company approved the following amendments to the Company’s Amended and Restated Certificate of Incorporation at the Company’s 2022 annual meeting of stockholders (the "Annual Meeting"), as described under Item 5.07 below:

•Supermajority Voting Removal Amendment: To (i) remove the requirement that certain amendments to the Company’s Certificate of Incorporation and Bylaws require the approval of at least 66 2/3% in voting power of all the then outstanding shares of voting stock of the Company entitled to vote, as described below; and (ii) make additional changes to remove obsolete language relating to a former stockholder (such changes, together, the "Supermajority Voting Removal Amendment"); and

•Declassification Amendment: To fully declassify the Board by the 2026 annual meeting of stockholders (the "Declassification Amendment").

Detailed descriptions of the Supermajority Voting Removal Amendment and the Declassification Amendment were set forth in Proposal Nos. 4 and 5 in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2022 (the "Proxy Statement"), which descriptions and Annexes A and B thereof are incorporated herein by reference and are qualified in their entirety by reference to the full text of the Company’s Restated Certificate of Incorporation ("Restated Charter") filed herewith. The Declassification Amendment became effective upon the filing with the Secretary of State of the State of Delaware on June 6, 2022 and the Supermajority Voting Removal Amendment because effective upon the filing with the Secretary of State of the State of Delaware on June 7, 2022.

The Board approved each of the above amendments and approved a Restated Certificate of Incorporation (the "Restated Charter") incorporating both amendments. The full text of the Restated Charter is attached as Exhibit 3.1 and is incorporated herein by reference. In addition, a copy of the Restated Charter marked to show the above amendments is attached as Exhibit 3.2 and is incorporated herein by reference. The Restated Charter became effective upon the filing with the Secretary of State of the State of Delaware on June 8, 2022
Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)    The Company held its Annual Meeting on June 6, 2022.

(b)    The voting results from the Annual Meeting were as follows:
1.Each of the following three directors were re-elected to the Company's Board of Directors as Class III directors, to serve until the Company's annual meeting of stockholders in 2025 or until their respective successors are elected and qualified. Each director received the number of votes set forth below.

Name	For	Withhold	Broker Non-Vote
Carey F. Jaros	90,678,059	108,561	2,361,359
Eric J. Lindberg, Jr.	84,637,386	6,149,234	2,361,359
Norman S. Matthews	69,513,368	21,273,252	2,361,359
2.The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved by a vote of 92,982,772 shares in favor, 110,701 shares against and 54,506 shares abstaining. There were no broker non-votes on this proposal.
3.The non-binding advisory resolution on the compensation of the Company’s named executive officer for the fiscal year ended January 1, 2022 was approved by a vote of 77,564,735 shares in favor, 13,166,306 shares against and 55,579 shares abstaining. There were 2,361,359 broker non-votes on this proposal.

4.The Supermajority Voting Removal Amendment was approved by a vote of 90,670,208 shares in favor, representing 94.12% of the Company’s shares of common stock outstanding as of the record date for the Annual Meeting (the "Record Date"). Additionally, 14,075 shares were cast against, 102,337 shares abstained, and 2,361,359 shares were broker non-votes on this proposal.
5.The Declassification Amendment was approved by a vote of 90,739,774 shares in favor, representing 94.19% of the Company’s shares of common stock outstanding as of the Record Date. Additionally, 8,785 shares were cast against, 38,061 shares abstained, and 2,361,359 shares were broker non-votes on this proposal.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Grocery Outlet Holding Corp.
3.2	Restated Certificate of Incorporation of Grocery Outlet Holding Corp., marked to show amendments effective as of June 8, 2022.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

Date:	June 10, 2022	By:	/s/ Pamela B. Burke
		Name:	Pamela B. Burke
		Title:	Chief Stores Officer,
Interim General Counsel and Secretary